                                                                   Exhibit 4.17

                                AMENDMENT NO. 4


     THIS AMENDMENT NO. 4, dated as of November __, 1998 (the "Amendment")
                                                               ---------
relating to the Credit Agreement referenced below, by and among AMERISOURCE CORPORATION, a Delaware corporation, certain subsidiaries and affiliates party to the Credit Agreement and identified on the signature pages hereto, and NATIONSBANK, N.A., as Administrative Agent for and on behalf of the Lenders. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                              W I T N E S S E T H

     WHEREAS, a $500 million credit facility has been extended to AmeriSource Corporation pursuant to the terms of that Credit Agreement dated as of January 8, 1997 (as amended and modified, the "Credit Agreement") among AmeriSource
                                       ----------------
Corporation, the Guarantors and Lenders identified therein, and NationsBank, N.A., as Administrative Agent;

     WHEREAS, the Company has requested certain modifications to the Credit Agreement which require the consent of the Required Lenders; and

     WHEREAS, the Required Lenders have consented to the requested modifications on the terms and conditions set forth herein and have authorized the Administrative Agent to enter into this Amendment on their behalf to give effect to this Amendment;

     NOW, THEREFORE, IN CONSIDERATION of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.  The Credit Agreement is amended and modified in the following respects:

          1.1. The definition of "Consolidated EBITDA" in Section 1.1 shall be amended to add at the end of the first sentence therein, the following:

", and excluding for purposes hereof a special charge to earnings taken in the
       ---------
fourth fiscal quarter of 1998 of up to $20 million in connection with the terminated merger with McKesson Corp."

       1.2. In the definition of "Permitted Investments" in Section 1.1, clause
(xx) is renumbered as (xxi) and a new clause (xx) is added to read as follows:

", (xx) Investments in and to joint ventures of up to $25 million (on a cost basis) in the aggregate at any time where the Borrower, directly or indirectly, owns at least fifty percent (50%) in voting equity interests;"

       1.3. In Section 8.1, subsection (j) shall be amended to read as follows:

     (j) other senior secured Indebtedness of the Borrower in an aggregate principal amount of up to $100,000,000 with a maturity date not later than March 31, 1999 incurred pursuant to that Credit Agreement among the Borrower, the Guarantors and Lenders identified therein and NationsBank, N.A., as Administrative Agent (as amended and modified, the "Liquidity Facility"); and
                                                    ------------------

       1.4  Clause (A) of Section 8.4(d) is amended to read as follows:

     (A) the aggregate cost of all such acquisitions referred to in subsection
(d)(i) or (d)(ii) shall not exceed:

          (i) in the case of cash paid, property given and Indebtedness assumed, total consideration (including the fair value of property given and Indebtedness assumed in connection therewith) shall not exceed an amount equal to the sum of $175,000,000 plus an amount equal to 75% of cumulative Consolidated Excess Cash
             ----
Flow from the Closing Date plus the amount of Net Proceeds from Equity
                           ----
Transactions received after the Closing Date, provided that any such acquisition
                                              --------
in excess of $75,000,000 (other than the Prospective Acquisition) shall require the consent of the Required Lenders hereunder; and

          (ii) in the case of issuance or exchange of capital stock or other equity interests in the Company, total consideration (based on the fair value of such equity interests in the Company) shall not exceed $100,000,000 in the aggregate from the date of Amendment No. 4 (being November __, 1998);

       1.5 In Section 8.7, the "and" immediately preceding clause (iii) is deleted and a new clause (iv) is added to read as follows:

          and (iv) issuance, transfer or sale of Equity Interests in joint ventures permitted hereunder.

  2. The Lenders acknowledge that the reference to the "Liquidity Facility" in the Intercreditor Agreement dated as of November 10, 1997 (as amended and modified, the "Intercreditor Agreement") among NationsBank, N.A., as
               -----------------------
Administrative Agent for the Lenders under the Credit Agreement referenced herein, NationsBank, N.A., as Administrative Agent for the Lenders under the Liquidity Facility, the Borrower and the subsidiaries and affiliates identified therein, as approved by the Lenders pursuant to the terms of Amendment No. 3 dated November 7, 1997, shall include the Liquidity Facility permitted pursuant to Section 8.1(i) and authorize and direct the Administrative Agent to enter into any amendment thereto or otherwise take appropriate action to give effect thereto.

  3. The Company and the Borrower hereby affirm that (i) the representations and warranties set out in Section 6 of the Credit Agreement are true and correct as of the date hereof (except those which expressly relate to an earlier period) and (ii) no Default or Event of Default presently exists and is continuing.

  4. Except as modified hereby, all of the terms and provisions of the Credit Agreement (and Exhibits and Schedules) remain in full force and effect.

  5. The Company agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

  6. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

  5. This Amendment, and the Credit Agreement as amended hereby, shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.

  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:         AMERISOURCE CORPORATION,
--------          a Delaware corporation

                  By:_______________________________
                  Name:
                  Title:


GUARANTORS:       AMERISOURCE HEALTH CORPORATION,
----------        a Delaware corporation

                  By:_______________________________
                  Name:
                  Title:

                  AMERISOURCE HEALTH SERVICES CORP.,
                  a Delaware corporation

                  By:_______________________________
                  Name:
                  Title:

                  AMERISOURCE SALES CORPORATION,
                  a Delaware corporation

                  By:_______________________________
                  Name:
                  Title:

                  HEALTH SERVICES CAPITAL CORP.,
                  a Delaware corporation

                  By:_______________________________
                  Name:
                  Title:

                  HEALTH SERVICES PLUS, INC.,
                  a Delaware corporation

                  By:_______________________________
                  Name:
                  Title:

                  SKYLAND HOSPITAL SUPPLY, INC.,
                  a Tennessee corporation

                  By:_______________________________
                  Name:
                  Title:

ADMINISTRATIVE
AGENT:            NATIONSBANK, N.A.,
-----             as Administrative Agent for and on behalf of the Lenders

                  By:_______________________________
                  Name:
                  Title:

                              CONSENT TO AMENDMENT


NationsBank, N.A., as Administrative Agent
101 N. Tryon Street, 15th Floor
NC1-001-15-04
Charlotte, North Carolina 28255
Attn:  Carol Lindsay, Agency Services

  Re: Credit Agreement dated as of January 8, 1997 (as amended and modified, the "Credit Agreement") among AmeriSource Corporation, the Guarantors and
     ----------------
Lenders identified therein and NationsBank, N.A., as Administrative Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

Amendment No. 4 dated November __, 1998  (the "Subject Amendment") relating to
                                               -----------------
the Credit Agreement

Ladies and Gentlemen:

  This should serve to confirm our receipt of, and consent to, the Subject Amendment. We hereby authorize and direct you, as Administrative Agent for the Lenders, to enter into the Subject Amendment on our behalf in accordance with the terms of the Credit Agreement upon your receipt of such consent and direction from the Required Lenders.

                            Sincerely,



                            _____________________________
                                 [Name of Lender]

                            By:__________________________
                            Name:
                            Title:

6